Exhibit 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports Fourth Quarter and Full Year 2011 Results

•     Consolidated earnings per diluted share increased 16% to $0.88 per diluted share in the fourth quarter of 2011 as compared to consolidated non-GAAP earnings per diluted share of $0.76 in the fourth quarter of 2010

•      Full year consolidated non-GAAP earnings per diluted share increased 24% to $2.02 from 2010 consolidated non-GAAP earnings per diluted share of $1.63

•      Cash and cash equivalents increased by $188 million to $734 million at the end of 2011

PITTSBURGH, Pa., March 6, 2012 - Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and full year ended January 28, 2012.

Fourth Quarter Results

The Company reported consolidated net income for the fourth quarter ended January 28, 2012 of $111.1 million, or $0.88 per diluted share, at the high end of the Company’s revised expectations provided on January 12, 2012 of $0.87 to 0.88 per diluted share. The Company reported consolidated non-GAAP net income of $94.0 million, or $0.76 per diluted share, for the fourth quarter ended January 29, 2011, excluding an after-tax charge of $6.5 million, or $0.05 per diluted share, from litigation settlement costs. On a GAAP basis, the Company reported consolidated net income for the fourth quarter ended January 29, 2011 of $87.5 million, or $0.71 per diluted share.

Net sales for the fourth quarter of 2011 increased by 6.1% to $1.6 billion as compared to the fourth quarter of 2010 due primarily to the growth of the Company’s store network and a 0.1% increase in consolidated same store sales. The consolidated same store sales increase was in line with the Company’s revised expectations provided on January 12, 2012 and consisted of a 2.5% decrease at Dick’s Sporting Goods stores, a 9.0% increase at Golf Galaxy and a 52.0% increase in the Company’s eCommerce business.

“In the fourth quarter, we generated record earnings, maintained an exceptionally strong balance sheet with our cash balance growing $188 million, initiated our first ever dividend, and announced a 12-month share repurchase program,” said Edward W. Stack, Chairman and CEO. “In 2012, we will continue to build on our momentum as we profitably grow the business with earnings expected to increase approximately 18 to 19%, while simultaneously investing in key strategic areas including new stores, eCommerce, inventory management systems and private brands.”

New Stores

In the fourth quarter, the Company opened six Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of January 28, 2012, the Company operated 480 Dick’s Sporting Goods stores in 43 states, with approximately 26.3 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

Balance Sheet

The Company ended fiscal 2011 with $734 million in cash and cash equivalents as compared to $546 million at the end of fiscal 2010, and did not have any outstanding borrowings under its revolving credit facility in either period.  On December 5, 2011, the Company entered into a new five-year credit agreement, which provides for a $500 million revolving credit facility and the ability to increase the aggregate revolving loan commitment by $250 million, subject to certain conditions.

Inventory per square foot was 6.2% higher at the end of fiscal 2011 as compared to the end of fiscal 2010.  A little more than half of the increase was due to the lower than anticipated sales of cold-weather related product. The remaining increase was in preparation for anticipated spring business and eCommerce growth. Clearance inventory per square foot was down 2.1% at the end of fiscal 2011 as compared to the end of fiscal 2010.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 52 weeks ended January 28, 2012 of $253.9 million, or $2.02 per diluted share.  Non-GAAP earnings exclude a gain on sale of investment and the favorable impact of lower litigation settlement costs.  For the 52 weeks ended January 29, 2011, the Company reported consolidated non-GAAP net income of $198.4 million, or $1.63 per diluted share, which excluded Golf Galaxy store closing costs and litigation settlement costs.

On a GAAP basis, the Company reported consolidated net income for the 52 weeks ended January 28, 2012 of $263.9 million, or $2.10 per diluted share, compared to consolidated net income for the 52 weeks ended January 29, 2011 of $182.1 million, or $1.50 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”

Net sales for the full year 2011 increased 7.0% to $5.2 billion as compared to the full year 2010 primarily due to the growth of the Company’s store network and a 2.0% increase in consolidated same store sales.

Dividend

On February 13, 2012, the Company’s Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company’s Common Stock and Class B Common Stock. The dividend is payable in cash on March 30, 2012 to stockholders of record at the close of business on March 2, 2012.

Share Repurchase Program

On January 11, 2012, the Company’s Board of Directors authorized a 12-month share repurchase program of up to $200 million of the Company’s common stock. The Company initiated the program to offset the dilutive effect of the issuance of shares expected in connection with the expiration in 2013 of a substantial number of stock options issued following the Company’s 2002 initial public offering, which are anticipated to be exercised in 2012.  The Company will finance the repurchase from cash on hand.

Current 2012 Outlook

The Company’s current outlook for 2012 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2012 - (53-Week Year) Comparisons to Fiscal 2011 - (52-Week Year)

•

Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $2.38 to 2.41, which includes approximately $0.03 per diluted share for the 53rd week. For the 52 weeks ended January 28, 2012, the Company reported consolidated non-GAAP earnings per diluted share of $2.02, excluding a gain on sale of investment and the favorable impact of lower litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $2.10 in 2011.

	•	Consolidated same store sales are currently expected to increase approximately 2 to 3% on a 52-week to 52-week comparative basis, compared to a 2.0% increase in fiscal 2011.

	•	The Company currently expects to open approximately 40 new Dick’s Sporting Goods stores and relocate four Dick’s Sporting Goods stores in 2012.

❖	First Quarter 2012

•

Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.36 to 0.38 in the first quarter of 2012. In the first quarter of 2011, the Company reported consolidated earnings per diluted share of $0.30.

	•	Consolidated same store sales are currently expected to increase approximately 3 to 4% in the first quarter of 2012 compared to a 2.1% increase in the first quarter of 2011.

	•	The Company expects to open six Dick’s Sporting Goods stores and relocate one Dick’s Sporting Goods store in the first quarter of 2012.

❖	Capital Expenditures

	•	In 2012, the Company anticipates capital expenditures to be approximately $241 million on a gross basis and approximately $190 million on a net basis.

Conference Call Info

The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the fourth quarter and full year results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s website located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the “Dick’s Sporting Goods Earnings Call.”

For those who cannot listen to the live webcast, it will be archived on the Company’s website for 30 days.  In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10011066. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements address, among other things, our expectations, our growth strategies, including our plans to open new stores, our efforts to increase profit margins and return on invested capital, plans to grow our private brand business, projections of our future profitability, issuance of dividends, results of operations, capital expenditures, our financial condition or other “forward-looking” information and include statements about revenues, earnings, spending, margins, costs, liquidity, store openings and operations, inventory, private brand products or our actions, plans or strategies.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2012 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the ongoing economic and financial downturn that may cause a continued decline in consumer spending and other changes in macroeconomic factors or market conditions that impact consumer spending or shopping patterns, particularly for the types of merchandise that we sell; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; our relationships with our vendors; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to the products we well, including product liability claims, and the availability of recourse to third parties, including our insurance policies, product recalls and the regulation of and other hazards associated with certain products we sell, such as hunting rifles and ammunition; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our trademarks, patents and other intellectual property; risks relating to operating as a multi-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy; problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic investments or acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; impairment in the carrying value of goodwill or other acquired intangibles; our current intention to issue quarterly cash dividends; and our repurchase activity, if any, pursuant to our share repurchase program.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2011 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of January 28, 2012, the Company operated 480 Dick’s Sporting Goods stores in 43 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s website is not part of this release.

Contact:

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

(724) 273-3400

investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	13 Weeks Ended

	January 28,	% of	January 29,	% of
	2012	Sales	2011	Sales (1)

Net sales	$1,611,556	100.00%	$1,518,914	100.00%
Cost of goods sold, including occupancy and distribution costs	1,098,785	68.18	1,039,320	68.43

GROSS PROFIT	512,771	31.82	479,594	31.57

Selling, general and administrative expenses	326,570	20.26	332,305	21.88
Pre-opening expenses	1,876	0.12	1,298	0.09

INCOME FROM OPERATIONS	184,325	11.44	145,991	9.61

Interest expense	3,365	0.21	3,487	0.23
Other income	(951)	(0.06)	(1,058)	(0.07)

INCOME BEFORE INCOME TAXES	181,911	11.29	143,562	9.45

Provision for income taxes	70,835	4.40	56,073	3.69

NET INCOME	$111,076	6.89%	$87,489	5.76%

EARNINGS PER COMMON SHARE:
Basic	$0.92		$0.74
Diluted	$0.88		$0.71

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	120,928		117,952
Diluted	126,316		124,063

Cash dividend paid per share	$0.50		$-

(1)   Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	52 Weeks Ended

	January 28,	% of	January 29,	% of
	2012	Sales	2011	Sales

Net sales	$5,211,802	100.00%	$4,871,492	100.00%
Cost of goods sold, including occupancy and distribution costs	3,616,921	69.40	3,422,462	70.25

GROSS PROFIT	1,594,881	30.60	1,449,030	29.75

Selling, general and administrative expenses	1,148,268	22.03	1,129,293	23.18
Pre-opening expenses	14,593	0.28	10,488	0.22

INCOME FROM OPERATIONS	432,020	8.29	309,249	6.35

Gain on sale of investment	(13,900)	(0.27)	-	-
Interest expense	13,868	0.27	14,016	0.29
Other expense (income)	26	0.00	(2,278)	(0.05)

INCOME BEFORE INCOME TAXES	432,026	8.29	297,511	6.11

Provision for income taxes	168,120	3.23	115,434	2.37

NET INCOME	$263,906	5.06%	$182,077	3.74%

EARNINGS PER COMMON SHARE:
Basic	$2.19		$1.57
Diluted	$2.10		$1.50

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	120,232		116,236
Diluted	125,768		121,724

Cash dividend paid per share	$0.50		$-

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(Dollars in thousands)

	January 28,	January 29,
	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$734,402	$546,052
Accounts receivable, net	38,338	34,978
Income taxes receivable	4,113	9,050
Inventories, net	1,014,997	896,895
Prepaid expenses and other current assets	64,213	58,394
Deferred income taxes	12,330	18,961
Total current assets	1,868,393	1,564,330

Property and equipment, net	775,896	684,886
Construction in progress - leased facilities	2,138	-
Intangible assets, net	50,490	51,070
Goodwill	200,594	200,594
Other assets:
Deferred income taxes	12,566	27,157
Other	86,375	69,499
Total other assets	98,941	96,656
TOTAL ASSETS	$2,996,452	$2,597,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$510,398	$446,511
Accrued expenses	264,073	279,284
Deferred revenue and other liabilities	128,765	121,753
Income taxes payable	29,484	-
Current portion of other long-term debt and leasing obligations	7,426	995
Total current liabilities	940,146	848,543
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	151,596	139,846
Non-cash obligations for construction in progress - leased facilities	2,138	-
Deferred revenue and other liabilities	269,827	245,566
Total long-term liabilities	423,561	385,412
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	964	938
Class B common stock	250	250
Additional paid-in capital	699,766	625,184
Retained earnings	932,871	730,468
Accumulated other comprehensive income	118	6,741
Treasury stock	(1,224)	-
Total stockholders’ equity	1,632,745	1,363,581
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,996,452	$2,597,536

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(Dollars in thousands)

	52 Weeks Ended
	January 28,	January 29,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$263,906	$182,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,581	110,394
Deferred income taxes	25,152	18,005
Stock-based compensation	23,919	24,828
Excess tax benefit from exercise of stock options	(20,768)	(22,177)
Tax benefit from exercise of stock options	664	1,281
Other non-cash items	1,382	1,538
Gain on sale of investment	(13,900)	-
Changes in assets and liabilities:
Accounts receivable	(3,350)	9,265
Inventories	(118,102)	(1,119)
Prepaid expenses and other assets	(9,174)	(1,970)
Accounts payable	73,950	(2,251)
Accrued expenses	(21,410)	23,965
Income taxes payable/receivable	54,923	11,796
Deferred construction allowances	26,678	11,170
Deferred revenue and other liabilities	9,970	23,165
Net cash provided by operating activities	410,421	389,967

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(201,807)	(159,067)
Proceeds from sale of investment	14,140	-
Proceeds from sale-leaseback transactions	21,126	19,953
Deposits and purchases of other assets	(33,075)	(22,021)
Net cash used in investing activities	(199,616)	(161,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(995)	(934)
Construction allowance receipts	-	-
Proceeds from exercise of stock options	33,098	52,952
Excess tax benefit from exercise of stock options	20,768	22,177
Minimum tax withholding requirements	(3,575)	-
Cash paid for treasury stock	(1,224)	-
Cash dividend paid to stockholders	(60,460)	-
(Decrease) increase in bank overdraft	(10,063)	17,396
Net cash (used in) provided by financing activities	(22,451)	91,591
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4)	18
NET INCREASE IN CASH AND CASH EQUIVALENTS	188,350	320,441
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	546,052	225,611
CASH AND CASH EQUIVALENTS, END OF PERIOD	$734,402	$546,052

Supplemental disclosure of cash flow information:
Construction in progress - leased facilities	$2,138	$-
Accrued property and equipment	$6,199	$8,905
Cash paid for interest	$12,488	$12,384
Cash paid for income taxes	$84,749	$85,230

Store Count and Square Footage

The stores that opened during the fourth quarter of 2011 are as follows:

DICK’S
Store	Market
Canton, MI	Detroit, MI
Tulsa Hills, OK	Tulsa, OK
Woodland Hills, OK	Tulsa, OK
Broken Arrow, OK	Tulsa, OK
Beckley, WV	Beckley, WV
Morehead City, NC	Morehead City, NC

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2011			Fiscal 2010
	Dick’s Sporting Goods	Golf Galaxy	Total	Dick’s Sporting Goods	Golf Galaxy	Total
Beginning stores	444	81	525	419	91	510
Q1 New stores	3	-	3	5	-	5
Q2 New stores	8	-	8	1	-	1
Q3 New stores	19	-	19	12	-	12
Q4 New stores	6	-	6	8	2	10
Closed stores	-	-	-	(1)	(12)	(13)
Ending stores	480	81	561	444	81	525
Remodeled stores	14	-	14	12	-	12
Relocated stores	-	1	1	2	-	2

Square Footage:

(in millions)

	Dick’s Sporting Goods	Golf Galaxy	Total
Q1 2010	23.6	1.5	25.1
Q2 2010	23.7	1.5	25.2
Q3 2010	24.3	1.3	25.6
Q4 2010	24.6	1.3	25.9
Q1 2011	24.7	1.3	26.0
Q2 2011	25.1	1.3	26.4
Q3 2011	26.0	1.3	27.3
Q4 2011	26.3	1.3	27.6

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for gain on sale of investment and litigation settlement costs; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity.  These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings Per Share Reconciliation

(in thousands, except per share data):

	52 Weeks Ended January 28, 2012

	As	Gain on Sale	Litigation	Non-GAAP
	Reported	of Investment	Settlement	Total

Net sales	$5,211,802	$-	$-	$5,211,802
Cost of goods sold, including occupancy and distribution costs	3,616,921	-	-	3,616,921

GROSS PROFIT	1,594,881	-	-	1,594,881

Selling, general and administrative expenses	1,148,268	-	2,148	1,150,416
Pre-opening expenses	14,593	-	-	14,593

INCOME FROM OPERATIONS	432,020	-	(2,148)	429,872

Gain on sale of investment	(13,900)	13,900	-	-
Interest expense	13,868	-	-	13,868
Other expense	26	-	-	26

INCOME BEFORE INCOME TAXES	432,026	(13,900)	(2,148)	415,978

Provision for income taxes	168,120	(5,162)	(859)	162,099

NET INCOME	$263,906	$(8,738)	$(1,289)	$253,879

EARNINGS PER COMMON SHARE:
Basic	$2.19			$2.11
Diluted	$2.10			$2.02

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	120,232			120,232
Diluted	125,768			125,768

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.  During the third quarter of 2011, the Company funded claims submitted by class members of a wage and hour class action lawsuit as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010.  The provision for income taxes for the litigation settlement was calculated at 40%, which approximates the Company’s blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	January 28,	January 29,
	2012	2011
	(dollars in thousands)
Net income	$111,076	$87,489
Provision for income taxes	70,835	56,073
Interest expense	3,365	3,487
Depreciation and amortization	32,965	30,083
EBITDA	$218,241	$177,132
Add: Litigation settlement	-	10,821
Adjusted EBITDA, as defined	$218,241	$187,953

% increase in Adjusted EBITDA	16%

	52 Weeks Ended
	January 28,	January 29,
	2012	2011
	(dollars in thousands)
Net income	$263,906	$182,077
Provision for income taxes	168,120	115,434
Interest expense	13,868	14,016
Depreciation and amortization	116,581	110,394
EBITDA	$562,475	$421,921
Add: Golf Galaxy store closing costs	-	16,376
Add: Litigation settlement	-	10,821
Less: Gain on sale of investment	(13,900)	-
Less: Litigation settlement	(2,148)	-
Adjusted EBITDA, as defined	$546,427	$449,118

% increase in Adjusted EBITDA	22%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	52 Weeks Ended
	January 28,	January 29,
	2012	2011
	(dollars in thousands)
Gross capital expenditures	$(201,807)	$(159,067)
Proceeds from sale-leaseback transactions	21,126	19,953
Deferred construction allowances	26,678	11,170
Construction allowance receipts	-	-
Net capital expenditures	$(154,003)	$(127,944)

New Store Productivity Calculation

The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods only, in each case for the periods shown.  Golf Galaxy stores and the Company’s eCommerce business are excluded from the Dick’s Sporting Goods only calculation.  New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011

Sales % increase for the period	6.1%		4.1%
Same store sales % increase (decrease) for the period	0.1%		(2.5)%
New store sales % increase (A)	6.0%		6.6%

Store square footage (000’s):
Beginning of period	27,315	25,556	25,975	24,262
End of period	27,596	25,900	26,256	24,568
Average for the period	27,456	25,728	26,116	24,415
Average square footage % increase for the period (B)	6.7%		7.0%

New store productivity (A)/(B) (1)	89.5%		94.2%

(1) Amounts do not recalculate due to rounding.